UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report: April 25, 2016
(date of earliest event reported)

GENERAL GROWTH PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-34948	27-2963337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

110 N. Wacker Drive, Chicago, Illinois 60606
(Address of principal executive offices) (Zip code)

(312) 960-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 25, 2016, certain subsidiaries of General Growth Properties, Inc. (the "Company"), as Borrowers, amended the Company's $1.4 billion corporate loan with U.S. Bank National Association and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Bookrunners, U.S. Bank National Association, as Administrative Agent, and other Lenders party thereto (the “Loan Agreement”).

The amended loan is cross collateralized by mortgages on 15 properties. The interest rate and principal balance remained constant at LIBOR plus 175 basis points and $1.4 billion, respectively. However, the Company was able to decrease the recourse from 100% to 50% and extend the term for three years. The loan now matures April 25, 2019, with two one-year extension options.

The description of the Loan Agreement in this current report is qualified in its entirety by reference to a copy of the Loan Agreement that is filed as Exhibit 99.1 to this current report and incorporated by reference herein. All capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Loan Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1
Loan Agreement, dated as of April 25, 2016, by and among certain subsidiaries of General Growth Properties, Inc., as Borrowers, General Growth Properties, Inc., as Guarantor, certain Lenders party thereto, U.S. Bank National Association and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Bookrunners, U.S. Bank National Association, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL GROWTH PROPERTIES, INC.

	By:	/s/ Michael B. Berman
Date: April 29, 2016		Michael B. Berman
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1
Loan Agreement, dated as of April 25, 2016, by and among certain subsidiaries of General Growth Properties, Inc., as Borrowers, General Growth Properties, Inc., as Guarantor, certain Lenders party thereto, U.S. Bank National Association and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Bookrunners, U.S. Bank National Association, as Administrative Agent.